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                                                                    EXHIBIT 1.1

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                    HEALTHTRUST, INC. - THE HOSPITAL COMPANY
                            (A DELAWARE CORPORATION)



                        4,976,323 SHARES OF COMMON STOCK





                            U.S. PURCHASE AGREEMENT





DATED:  APRIL 28, 1994





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                    HEALTHTRUST, INC. - THE HOSPITAL COMPANY
                            (a Delaware corporation)


                        4,976,323 Shares of Common Stock


                            U.S. PURCHASE AGREEMENT

                                                                  April 28, 1994


MERRILL LYNCH & Co.
  Merrill Lynch, Pierce, Fenner & Smith Incorporated
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
  As Representatives of the several U.S. Underwriters
c/o Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281-1201

Ladies and Gentlemen:

             Healthtrust, Inc. - The Hospital Company, a Delaware corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule A hereto (collectively, the "U.S. Underwriters"), for whom you are acting as representatives (the "U.S. Representatives"), an aggregate of 4,160,000 authorized but unissued shares of the Company's Common Stock, par value $.001 per share (shares of which class of stock of the Company are hereinafter referred to as "Common Stock") and certain shareholders of the Company (the "Selling Shareholders") named in Schedule B hereto severally propose to sell to the several U.S. Underwriters an aggregate of 816,323 shares of Common Stock. Such shares of Common Stock are to be sold to each U.S. Underwriter, acting severally and not jointly, in such amounts as are set forth in Schedule A opposite the name of such U.S. Underwriter. The Company also grants to the U.S. Underwriters, severally and not jointly, the option described in Section 2 to purchase all or any part of 624,000 additional shares of Common Stock to cover over-allotments. The aforesaid 4,976,323 shares of Common Stock (the "Initial U.S. Shares"), together with all or any part of the 624,000 additional shares of Common Stock subject to the option described in
Section 2 (the "U.S. Option Shares"), are collectively herein called the "U.S. Shares". The U.S. Shares are more fully described in the U.S.





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Prospectus referred to below.  The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the Sellers.

             It is understood that the Company and the Selling Shareholders are concurrently entering into an agreement, dated the date hereof (the "International Purchase Agreement"), providing for the issuance and sale by the Company of 1,040,000 shares of Common Stock and the sale by the Selling Shareholders of 204,081 shares of Common Stock (together, the "International Shares") through arrangements with certain underwriters outside the United States and Canada (the "International Underwriters"), for whom Merrill Lynch International Limited and Donaldson, Lufkin & Jenrette Securities Corporation are acting as representatives (the "International Representatives"). The U.S. Shares and the International Shares are hereinafter collectively referred to as the "Offered Shares".

             The Sellers understand that the U.S. Underwriters will simultaneously enter into an agreement with the International Underwriters dated the date hereof (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the U.S. Underwriters and the International Underwriters, under the direction of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

             You have advised us that you and the other U.S. Underwriters, acting severally and not jointly, desire to purchase the Initial U.S. Shares and, if the U.S. Underwriters so elect, the U.S. Option Shares, and that you have been authorized by the other U.S. Underwriters to execute this Agreement and the U.S Price Determination Agreement referred to below on their behalf.

             The initial public offering price per share for the U.S. Shares and the purchase price per share for the U.S. Shares to be paid by the several U.S. Underwriters shall be agreed upon by the Company, the Selling Shareholders and the U.S. Representatives, acting on behalf of the several U.S. Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "U.S. Price Determination Agreement"). The U.S. Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication among the Company, the Selling Shareholders and the U.S. Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the U.S. Shares will be governed by this Agreement, as supplemented by the U.S. Price Determination Agreement. From and after the date of




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the execution and delivery of the U.S Price Determination Agreement, this
Agreement shall be deemed to incorporate, and all references herein to "this Agreement" or "herein" shall be deemed to include, the U.S Price Determination Agreement.

             The initial public offering price per share and the purchase price per share for the International Shares to be paid by the International Underwriters pursuant to the International Purchase Agreement shall be set forth in a separate agreement (the "International Price Determination Agreement"), the form of which is attached to the International Purchase Agreement. The purchase price per share for the International Shares to be paid by the several International Underwriters shall be identical to the purchase price per share for the U.S. Shares to be paid by the several U.S. Underwriters hereunder.

             The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 33-52401) covering the registration of the Offered Shares under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectuses, and either (A) has prepared and proposes to file, prior to the effective date of such registration statement, an amendment to such registration statement, including final prospectuses, or (B) if the Company has elected to rely upon Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), will prepare and file prospectuses, in accordance with the provisions of Rule 430A and Rule 424(b) ("Rule 424(b)") of the 1933 Act Regulations, promptly after execution and delivery of the U.S. Price Determination Agreement.* The information, if any, included in such prospectuses that was omitted from any prospectus included in such registration statement at the time it becomes effective but that is deemed, pursuant to Rule 430A(b), to be part of such registration statement at the time it becomes effective is referred to herein as the "Rule 430A Information". Each


__________________________________

     * Two forms of prospectus are to be used in connection with the offering and sale of the Offered Shares: one relating to the U.S. Shares (the "Form of U.S. Prospectus") and one relating to the International Shares (the "Form of International Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover page, inside front cover page, the section captioned "Underwriting" and the back cover page.


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Form of U.S Prospectus and Form of International Prospectus used before the time such registration statement becomes effective, and any Form of U.S. Prospectus and Form of International Prospectus that omits the Rule 430A Information that is used after such effectiveness and prior to the execution and delivery of the U.S. Price Determination Agreement or the International Price Determination Agreement, respectively, is herein called a "preliminary prospectus". Such registration statement, including the exhibits thereto, as amended at the time it becomes effective and including, if applicable, the Rule 430A Information, is herein called the "Registration Statement", and the Form of U.S. Prospectus and Form of International Prospectus included in the Registration Statement at the time it becomes effective is herein called the "U.S. Prospectus" and the "International Prospectus", respectively, and, collectively, the "Prospectuses" and, individually, a "Prospectus", except that, if the final U.S. Prospectus or International Prospectus, as the case may be, first furnished to the U.S. Underwriters or the International Underwriters after the execution of the U.S. Price Determination Agreement or the International Price Determination Agreement for use in connection with the offering of the Offered Shares differs from the prospectuses included in the Registration Statement at the time it becomes effective (whether or not such prospectuses are required to be filed pursuant to Rule 424(b)), the terms "U.S. Prospectus", "International Prospectus", "Prospectuses" and "Prospectus" shall refer to the final U.S. Prospectus or International Prospectus, as the case may be, first furnished to the U.S. Underwriters or the International Underwriters, as the case may be, for such use.

             The Company and the Selling Shareholders understand that the U.S. Underwriters propose to make a public offering of the U.S. Shares as soon as you deem advisable after the Registration Statement becomes effective and the U.S. Price Determination Agreement has been executed and delivered.

             The parties hereto acknowledge that the Shares of Common Stock that will be sold by the Selling Shareholders are being sold upon the exercise of warrants owned by the Selling Shareholders.

             The parties hereto further acknowledge that for purposes of this Agreement, the "Company" and the "Company's Subsidiaries" shall refer to the Company and the Company's subsidiaries on the date of this Agreement.




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             Section 1.  Representations and Warranties.  (a) The Company
represents and warrants to and agrees with each of the U.S. Underwriters that:

    (i) When the Registration Statement shall become effective, if the Company has elected to rely upon Rule 430A, on the date of the U.S. Price DeterminationAgreement, on the effective or issue date of each amendment or supplement to the Registration Statement or the Prospectuses, at the Closing Time referred to below, and, if, any U.S. Option Shares are purchased, on the Date of Delivery referred to below, (A) the Registration Statement and any amendments and supplements thereto will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; (B) neither the Registration Statement nor any amendment or supplement thereto will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (C) neither of the Prospectuses nor any amendment or supplement to either of them will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, this representation and warranty does not apply to statements or omissions from the Registration Statement or the Prospectuses made in reliance upon and in conformity with information furnished or confirmed in writing to the Company by or on behalf of any Underwriter through you or the International Representatives expressly for use in the Registration Statement or the Prospectuses.

    (ii) This Agreement has been duly authorized, executed and delivered by the Company.

    (iii) The consolidated financial statements of the Company included in the Registration Statement present fairly the consolidated financial position of the Company and the Company's Subsidiaries (as hereinafter defined) as of the dates indicated and the consolidated statements of operations, stockholders' equity and cash flows of the Company and the Company's Subsidiaries for the periods specified. Except as otherwise stated in the Registration Statement, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included in the


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    Registration Statement present fairly the information required to be stated
    therein. The pro forma financial statements and other pro forma financial information included in the Prospectuses present fairly the information shown therein, have been prepared in all material respects in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in theopinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

    (iv) To the Company's knowledge, the consolidated financial statements of EPIC Holdings, Inc. ("EPIC") and EPIC's subsidiaries (including the financial statements of EPIC Healthcare Group, Inc. ("EPIC Group"), EPIC's wholly-owned subsidiary) included in the Registration Statement present fairly the consolidated financial position of EPIC and EPIC's Subsidiaries (as hereinafter defined) as of the dates indicated and the consolidated statements of operations, stockholders' equity (deficit) and cash flows of EPIC and EPIC's Subsidiaries for the periods specified. To the Company's knowledge, except as otherwise stated in the Registration Statement, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

    (v) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with corporate power under such laws to own, lease and operate its properties and conduct its business as described in the Prospectuses; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and the Company's Subsidiaries, considered as one enterprise.

    (vi) To the Company's knowledge, EPIC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with corporate power under such laws to own, lease and operate its properties and conduct its business as




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    described in the Prospectuses and EPIC is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on EPIC and EPIC's Subsidiaries, considered as one enterprise.

    (vii) Each of the Company's subsidiaries (collectively, the "Company's Subsidiaries") is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power under such laws to own, lease and operate its properties and conduct its business as described in the Prospectuses; and each of the Company's Subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and the Company's Subsidiaries, considered as one enterprise. Except as set forth in the Registration Statement, all of the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or through one or more Subsidiaries, free and clear of any pledge, lien, perfected security interest, claim or encumbrance of any kind or, to the knowledge of the Company, any unperfected security interest.

    (viii) To the Company's knowledge, each of EPIC's subsidiaries (collectively, "EPIC's Subsidiaries") is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power under such laws to own, lease and operate its properties and conduct its business as described in the Prospectuses and each of EPIC's Subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on EPIC and EPIC's Subsidiaries, considered as




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    one enterprise.  To the Company's knowledge, except as set forth in the
    Registration Statement, all of the outstanding shares of capital stock of each of EPIC's Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and except as set forth in the Disclosure Schedule (as hereinafter defined), are owned by EPIC, directly or through one or more Subsidiaries, free and clear of any pledge, lien, perfected security interest, claim or encumbrance of any kind or, to the knowledge of the Company, any unperfected security interest.

    (ix) The shares to be sold by the Company (whether to you or the Selling Shareholders upon exercise of their warrants) pursuant to this Agreement and the International Purchase Agreement have been duly authorized and, when issued and delivered by the Company upon receipt of the payment therefor in accordance with this Agreement and the International Purchase Agreement, will be validly issued, fully paid and non-assessable; such shares are not subject to the preemptive or other similar rights of any stockholder of the Company arising by operation of law, under the charter and bylaws of the Company or under any agreement to which the Company or any of the Company's Subsidiaries is a party.

    (x) All of the outstanding shares of capital stock of the Company other than the Offered Shares have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of Common Stock of the Company was issued in violation of the preemptive or other similar rights of any stockholder of the Company arising by operation of law, under the charter and bylaws of the Company or under any agreement to which the Company or any of the Company's Subsidiaries is a party.

    (xi) To the Company's knowledge, all of the outstanding shares of capital stock of EPIC have been duly authorized and validly issued and are fully paid and non-assessable and none of the outstanding shares of Common Stock of EPIC was issued in violation of the preemptive or other similar rights of any stockholder of EPIC arising by operation of law, under the charter and bylaws of EPIC or under any agreement to which EPIC or any of EPIC's Subsidiaries is a party.

    (xii) Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein or




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    contemplated thereby, there has not been any material adverse change in the condition (financial or otherwise), earnings or business affairs of the Company and the Company's Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business.

    (xiii) To the Company's knowledge, since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein or contemplated thereby, there has not been (A) any change in the condition (financial or otherwise), earnings or business affairs of EPIC or EPIC's Subsidiaries that would be material and adverse to the Company, its Subsidiaries, EPIC and EPIC's Subsidiaries, considered as one enterprise (the "Combined Company"), whether or not arising in the ordinary course of business, or (B) any dividend or distribution of any kind declared, paid or made by EPIC on its capital stock.

    (xiv) Neither the Company nor any of the Company's Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except as disclosed in the Prospectuses and except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and the Company's Subsidiaries, considered as one enterprise. The execution and delivery of this Agreement by the Company, the issuance and delivery by the Company of the Offered Shares (whether to you or the Selling Shareholders upon exercise of their warrants), the consummation by the Company of the transactions contemplated in this Agreement and the consummation of the Acquisition, the Subordinated Debt Offering, the Tender Offers, the Debt Redemption, the 1994 Credit Agreement and the transactions described in the ESOP Agreement (all as defined in the Registration Statement) and compliance by the Company with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or by-laws of the Company or any of the Company's Subsidiaries, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under,




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    or result in the creation or imposition of any lien or encumbrance upon any property or assets of the Company or any of the Company's Subsidiaries under (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of the Company's Subsidiaries is a party or by which it is bound or to which any of its properties is subject (assuming that the amendment to the Credit Agreement dated as of September 29, 1992 among the Company and the financial institutions named therein is effective at the time of the Acquisition), or
    (B) any existing applicable law (including any environmental law), rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over the Company or any of the Company's Subsidiaries or any of their respective properties, in each case, except as disclosed in the Prospectuses and except for such conflicts, breaches or defaults or liens or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and the Company's Subsidiaries, considered as one enterprise.

    (xv) To the Company's knowledge, neither EPIC nor any of EPIC's Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except as disclosed in the Prospectuses and except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of EPIC and EPIC's Subsidiaries, considered as one enterprise. To the Company's knowledge, the consummation by EPIC of the transactions contemplated in this Agreement and in the ESOP Agreement and the consummation of the Acquisition and the Tender Offers have been duly authorized by all necessary corporate action on the part of EPIC and the consummation of the foregoing and the Debt Redemption do not and will not result in any violation of the charter or by-laws of EPIC or any of EPIC's Subsidiaries, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien or encumbrance upon any property or assets of EPIC or any of EPIC's Subsidiaries under (A) any indenture, mortgage, loan agreement, note, lease or other




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    agreement or instrument to which EPIC or any of EPIC's Subsidiaries is a party or by which it is bound or to which any of its properties is subject, or (B) any existing applicable law (including any environmental law), rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over EPIC or any of EPIC's Subsidiaries or any of their respective properties, in each case, except as disclosed in the Prospectuses and except for such conflicts, breaches or defaults or liens or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Combined Company.

    (xvi) Except as disclosed in the Registration Statement, no authorization, approval, consent or license of any government, governmental instrumentality or court (other than under the 1933 Act and the 1933 Act Regulations, the Trust Indenture Act of 1939, as amended and the applicable rules and regulations promulgated thereunder (the "Trust Indenture Act") and the securities or blue sky laws of the various states and the securities laws of any jurisdiction outside the United States in which International Shares are offered or sold by the International Underwriters pursuant to the International Purchase Agreement) is required for the valid issuance, sale and delivery of the Offered Shares by the Company (whether to you or the Selling Shareholders upon exercise of their warrants) or for the consummation by the Company of the transactions described in the Prospectuses under the caption "The Acquisition and the Financing Plan".

    (xvii) Except as disclosed in the Prospectuses, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company's Subsidiaries that is required to be disclosed in the Prospectuses or that could reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings or business affairs of the Company and the Company's Subsidiaries, considered as one enterprise, or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement and described in the Registration Statement under the caption "The Acquisition and the Financing Plan".

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    (xviii)  To the Company's knowledge, except as disclosed in the
    Prospectuses, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, now pending or, to the knowledge of the Company, threatened against or affecting EPIC or any of EPIC's Subsidiaries that is required to be disclosed in the Prospectuses or that could reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings or business affairs of the Combined Company, or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement and described in the Registration Statement under the caption "The Acquisition and the Financing Plan".

    (xix) In the Company's judgment, there are no contracts or documents of a character required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits to the Registration Statement that are not described and filed as required.

    (xx) Each of the Company and the Company's Subsidiaries own or possess all governmental licenses, permits, certificates (including, without limitation, certificate of need approvals and certification under the Medicare program), consents, orders, approvals and other authorizations (collectively, "Governmental Licenses") necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, except where the failure to possess such Governmental Licenses could reasonably be expected to not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and the Company's Subsidiaries, considered as one enterprise, and neither the Company nor any of the Company's Subsidiaries has received any notice of proceedings relating to revocation or modification of any such Governmental Licenses that, in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and the Company's Subsidiaries, considered as one enterprise. All of the hospitals operated by the Company and the Company's Subsidiaries are "providers of services" as defined in the Social Security Act and the regulations promulgated thereunder, and are eligible to participate in the Medicare program, except as would not have a material adverse effect on the condition (financial or other), earnings or business affairs of the Company and the Company's Subsidiaries, taken as one enterprise.

    (xxi) To the Company's knowledge, each of EPIC and EPIC's Subsidiaries own or possess all governmental licenses, permits, certificates
    (including, without limitation, certificate of need approvals and certification under the Medicare program), consents, orders, approvals and other authorizations (collectively, "Governmental Licenses") necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, except where the failure to possess such Governmental Licenses could reasonably be expected to not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Combined Company, and neither EPIC nor any of EPIC's Subsidiaries has received any notice of proceedings relating to revocation or modification of any such Governmental Licenses that, in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Combined Company. To the Company's knowledge, all of the hospitals operated by EPIC and EPIC's Subsidiaries are "providers of services" as defined in the Social Security Act and the regulations promulgated thereunder, and are eligible to participate in the Medicare program, except as would not have a material adverse effect on the condition (financial or other), earnings or business affairs of the Combined Company.

    (xxii) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in stabilization or manipulation of the price of the Common Stock; and the Company has not distributed and will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Offered Shares other than any preliminary prospectus filed with the Commission or the Prospectuses or other material permitted by the 1933 Act or the 1933 Act Regulations.

    (xxiii) Except as disclosed in the Prospectuses, all United States federal income tax returns of the Company and the Company's Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except tax assessments, if any, as are being contested in good faith and as to which adequate reserves have been provided, in each case except as would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and the Company's Subsidiaries, considered as one enterprise. Except as disclosed in the Prospectuses, all other franchise and income tax returns of the Company and the Company's Subsidiaries required to be filed pursuant to applicable foreign, state or local law have been filed, except insofar as the failure to file such returns would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and the Company's Subsidiaries, considered as one enterprise, and all taxes shown on such returns or otherwise assessed which are due and payable have been paid, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. To the best of the Company's knowledge, the charges, accruals and reserves on the books of the Company and the Company's Subsidiaries in respect of any income and corporate franchise tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income or corporate franchise tax for any years not finally determined, except as disclosed in the Prospectuses and except to the extent of any inadequacy that would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and the Company's Subsidiaries, considered as one enterprise.

    (xxiv) To the Company's knowledge, except as disclosed in the Prospectuses, all United States federal income tax returns of EPIC and EPIC's Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except tax assessments, if any, as are being contested in good faith and as to which adequate reserves have been provided, in each case except as would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Combined Company. To the Company's knowledge, except as disclosed in the Prospectuses, all other franchise and income tax returns of EPIC and EPIC's Subsidiaries required to be filed pursuant to applicable foreign, state or local law have been filed, except insofar as the failure to file such returns would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Combined Company, and all taxes shown on such returns or otherwise assessed which are due and payable have been paid, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided, in each case except as would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Combined Company. To the Company's knowledge, the charges, accruals and reserves on the books of EPIC and EPIC's Subsidiaries in respect of any income and corporate franchise tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income or corporate franchise tax for any years not finally determined, except as disclosed in the Prospectuses and except to the extent of any inadequacy that would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Combined Company.

    (xxv) The Company has obtained the written agreement of R. Clayton McWhorter, Michael A. Koban, Jr. and W. Hudson Connery, Jr. substantially in the form previously furnished to you that, for a period of 90 days from the date hereof, such persons will not, without the prior written consent of the U.S. Representatives (which consent shall not be unreasonably withheld), directly or indirectly, sell, offer to sell, contract to sell, grant any option for the sale of, or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock ("convertible securities"); provided, however, that during such 90 day period, such persons may without such prior written consent (i) transfer such shares of Common Stock or convertible securities by will or the laws of descent and distribution, (ii) make gifts of shares of Common Stock or convertible securities or transfer such shares of Common Stock or convertible securities to (A) family members (by trust or otherwise), so long as the donee agrees to be bound by the foregoing restriction in the same manner as it applies to such persons, or (B) charitable organizations and (iii) sell, transfer or otherwise dispose of shares of Common Stock or convertible securities to the Company in connection with any of the transactions contemplated by the Registration Statement.

    (xxvi) To the Company's knowledge, EPIC's Employee Stock Ownership Plan (the "EPIC ESOP") and the trust created pursuant to the Trust Agreement for the EPIC ESOP between EPIC Group and U.S. Trust Company of California, N.A., as trustee under the EPIC ESOP (the "EPIC Trustee"), dated as of September 30, 1988 (the "EPIC ESOP Trust"), meet all applicable requirements of qualification and exemption from taxation under Sections 401(a) and 501(a), respectively, of the Internal Revenue Code of 1986, as amended (the "Code"), except as would not have a material adverse effect on the condition (financial or other), earnings or business affairs of the Combined Company.

    (xxvii) To the Company's knowledge, the EPIC ESOP constitutes an "employee stock ownership plan," as defined in Section 4975(e)(7) of the Code and the Treasury Regulations promulgated thereunder, and as defined in Section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

    (xxviii) To the Company's knowledge, each of the loans to the EPIC ESOP Trust pursuant to the EPIC ESOP Loan Agreement and the Substitute EPIC ESOP Loan Agreement, each between EPIC Group and the EPIC ESOP Trustee and dated as of September 30, 1988 and July 30, 1991, respectively (collectively, the "ESOP Loan Agreements"), and each of the pledges of shares of EPIC Group Common Stock, par value $.01 per share (the "EPIC Group Common Stock"), by the EPIC ESOP Trust pursuant to the Pledge Agreement and the Amendment to the Pledge Agreement, each between EPIC Group and the EPIC ESOP Trustee and dated as of September 30, 1988 and July 30, 1991, respectively (collectively, the "EPIC ESOP Pledge Agreements"), satisfies the requirements of Section 4975(d)(3) of the Code and Section 408(b)(3) of ERISA, and will not subject EPIC to a tax imposed under Section 4975 of the Code or a civil penalty assessed under Section 502(i) of ERISA, in each case except as would not have a material adverse effect on the condition (financial or other), earnings or business affairs of the Combined Company.

    (xxix) To the Company's knowledge, the EPIC Common Stock is a "qualifying employer security," within the meaning of Section 4975(e)(8) of the Code and Section 407(d)(5) of ERISA, except as would not have a material adverse effect on the condition (financial or other), earnings or business affairs of the Combined Company.

    (xxx) To the Company's knowledge, the sales of shares of EPIC Group Common Stock to the EPIC ESOP Trust pursuant to the Subscription
    Agreement between EPIC Group and the EPIC ESOP Trustee (the "EPIC ESOP Subscription Agreement"), satisfies the requirements of Section 4975(d)(13) of the Code and Section 408(e) of ERISA, and will not subject EPIC to a tax imposed under Section 4975 of the Code or a civil penalty assessed under
    Section 502(i) of ERISA, in each case except as would not have a material adverse effect on the condition (financial or other), earnings or business affairs of the Combined Company.

    (xxxi) To the Company's knowledge, and except as disclosed in the Prospectuses, no opinion, correspondence or other communication, whether written or otherwise, has been received by EPIC or any of its agents, affiliates, associates, officers or directors, or any fiduciary of the EPIC ESOP, from the United States Department of Labor, the Internal Revenue Service or any other Federal or state governmental or regulatory agency, body or authority, to the effect that either of the loans to the EPIC ESOP Trust pursuant to the EPIC ESOP Loan Agreements, either of the pledges of shares of EPIC Group Common Stock by the EPIC ESOP Trust pursuant to the EPIC ESOP Pledge Agreements or the sales of shares of EPIC Group Common Stock to the EPIC ESOP Trust pursuant to the EPIC ESOP Subscription Agreement may or will constitute a violation of or result in any liability under ERISA or the Code, in each case except as would not have a material adverse effect on the condition (financial or other), earnings or business affairs of the Combined Company.

    (xxxii) None of the transactions contemplated by the ESOP Agreement should constitute a material violation of or result in any material liability under ERISA or the Code (including, without limitation, any tax under Section 4978B of the Code), except as would not have a material adverse effect on the condition (financial or other), earnings or business affairs of the Combined Company.

             (b) Any certificate signed by any officer of the Company and delivered to you or to Davis Polk & Wardwell as counsel for the U.S. Underwriters pursuant to this Agreement or at the Closing contemplated hereby shall be deemed a representation and warranty by the Company to each U.S. Underwriter as to the matters covered thereby.

             (c) Representations and warranties in this Agreement which are given "to the Company's knowledge" are based solely upon (i) the Company's actual knowledge and (ii) the representations and warranties of EPIC set forth in the Merger Agreement, dated as of January 9, 1994, among the Company, Odyssey Acquisition Corp. and EPIC (the "Merger Agreement"). For purposes of this Agreement, "Disclosure Schedule" means the disclosure schedule of EPIC relating to the Merger Agreement.

             (d) Each of the Selling Shareholders represents and warrants to each of the Underwriters that:

    (i) This Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

    (ii) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Shareholder and First Union National Bank of North Carolina, as Custodian, relating to the deposit of Shares to be sold by such Selling Shareholder (the "Custody Agreement") and the Power of Attorney appointing certain individuals as such Selling Shareholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "Power of Attorney") will not contravene any provision of applicable law, or the certificate of incorporation (or charter) or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or, in any material respects, any agreement or other instrument binding upon such Selling Shareholder or, in any material respects, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Shareholder, except such as have already been obtained or as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

    (iii) On the Closing Date, such Selling Shareholder, upon due authorization and issuance of the Shares by the Company to the Selling Shareholder, will have, valid marketable title to the Shares to be sold by such Selling Shareholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder.

    (iv) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder.

    (v) Assuming that the Company duly authorizes, issues and delivers the Shares to be sold by the Selling Shareholder on the Closing Date to the Selling Shareholder free and clear of any security interests, claims, liens, equities and other encumbrances, delivery of the Shares to be sold by such Selling Shareholder pursuant to this Agreement will pass marketable title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

    (vi) The Selling Shareholder is not an investment company under the Investment Company Act of 1940 or is registered under the Investment Company Act of 1940.

    (vii) All information furnished to the Company in writing by or on behalf of such Selling Shareholder for use in the Registration Statement and Prospectus is, and on the Closing Date will be, true, correct, and complete, and does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

    (viii) The Selling Shareholder has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Act, such Selling Shareholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

    (ix) The part of the preliminary prospectus under the caption "Selling Shareholders" which specifically relates to such Selling Shareholder or such Selling Shareholder's affiliates does not, and will not on the Closing Date (and Option Closing Date, if applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading.

    (x) At any time during such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, if there is any change in the information referred to in Section 1(d)(viii) above, the Selling Shareholder will immediately notify you of such change.

         Section 2.  Sale and Delivery to the U.S. Underwriters; Closing.
(a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company and each Selling Shareholder severally agree to sell to each U.S. Underwriter, and each U.S. Underwriter agrees, severally and not jointly, to purchase from the Company and each Selling Shareholder, at the purchase price per share for the Initial U.S. Shares to be agreed upon by the U.S. Representatives and the Company in accordance with Section 2(b) or 2(c) and set forth in the U.S. Price Determination Agreement, the number of Initial U.S. Shares set forth opposite the name of such U.S. Underwriter in Schedule A, plus such additional number of Initial U.S. Shares that such U.S. Underwriter may become obligated to purchase pursuant to Section 11 hereof. If the Company elects to rely on Rule 430A, Schedule A may be attached to the U.S. Price Determination Agreement.

         (b) If the Company has elected not to rely upon Rule 430A, the initial public offering price per share for the Initial U.S. Shares and the purchase price per share for the Initial U.S. Shares to be paid by the several U.S. Underwriters shall be agreed upon and set forth in the U.S. Price Determination Agreement, dated the date hereof, and an amendment to the Registration Statement containing such per share price information will be filed before the Registration Statement becomes effective.

         (c) If the Company has elected to rely upon Rule 430A, the initial public offering price per share for the Initial U.S. Shares and the purchase price per share for the Initial U.S. Shares to be paid by the several U.S. Underwriters shall be agreed upon and set forth in the U.S.

Price Determination Agreement. In the event that the U.S. Price Determination Agreement has not been executed by the close of business on the fourth business day following the date on which the Registration Statement becomes effective, this Agreement shall terminate forthwith, without liability of any party to any other party except that Sections 7 and 8 shall remain in effect.

         (d) In addition, on the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company hereby grants an option to the U.S. Underwriters, severally and not jointly, to purchase up to an additional 624,000 U.S. Option Shares at the same purchase price per share as shall be applicable to the Initial U.S. Shares. The option hereby granted will expire 30 days after the date upon which the Registration Statement becomes effective or, if the Company has elected to rely upon Rule 430A, the date of the U.S. Price Determination Agreement, and may be exercised in whole or from time to time in part only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial U.S. Shares upon notice by you to the Company setting forth the number of U.S. Option Shares as to which the several U.S. Underwriters are exercising the option, and the time and date of payment and delivery thereof. Such time and date of delivery (the "Date of Delivery") shall be determined by you but shall not be later than five full business days after the exercise of such option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the U.S. Option Shares, the U.S. Option Shares as to which the option is exercised shall be purchased by the U.S. Underwriters, severally and not jointly, in the respective proportions that bear the same relationship to the number of U.S. Option Shares to be purchased at the Date of Delivery as the number of Initial U.S. Shares set forth opposite the name of each U.S. Underwriter in Schedule A hereto bears to the total number of Initial U.S. Shares (such proportions are hereinafter referred to as each U.S. Underwriter's "underwriting obligation proportions").

         (e) Payment of the purchase price for, and delivery of certificates for, the Initial U.S. Shares shall be made at the offices of Dewey Ballantine, 1301 Avenue of the Americas, New York, New York 10019, or at such other place as shall be agreed upon by the Company and you, at 10:00 A.M. either (i) on the fifth full business day after the effective date of the Registration Statement, or (ii) if the Company has elected to rely upon Rule 430A, the fifth full business day after execution of the U.S. Price Determination Agreement (unless, in either case, postponed pursuant to Section 11), or at such other time not more than ten full business days thereafter as you and the Company shall determine (such date and time of payment and delivery being herein called the "Closing Time"). In addition, in the event that any or all of the U.S. Option Shares are purchased by the U.S Underwriters, payment of the purchase price for, and delivery of certificates for, such U.S. Option Shares shall be made at the offices of Dewey Ballantine set forth above, or at such other place as the Company and you shall determine, on the Date of Delivery as specified in the notice from you to the Company. Payment shall be made to the Company and the Selling Shareholders by certified or official bank check or checks in New York Clearing House funds payable to the order of the Company or the Selling Shareholders against delivery to you for the respective accounts of the several U.S. Underwriters of certificates for the U.S. Shares to be purchased by them.

         (f)  Certificates for the Initial U.S. Shares and U.S. Option
Shares to be purchased by the U.S. Underwriters shall be in such denominations and registered in such names as you may request in writing at least two full business days before the Closing Time or the Date of Delivery, as the case may be. The certificates for the Initial U.S. Shares and U.S. Option Shares will be made available in New York City for examination and packaging by you not later than 10:00 A.M. on the business day prior to the Closing Time or the Date of Delivery, as the case may be.

         (g) It is understood that each U.S. Underwriter has authorized you, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the U.S. Shares that it has agreed to purchase. You, individually and not as U.S. Representatives, may (but shall not be obligated to) make payment of the purchase price for the Initial U.S. Shares, or U.S. Option Shares, to be purchased by any U.S. Underwriter whose check or checks shall not have been received by the Closing Time or the Date of Delivery, as the case may be.

         (h) It is understood that the obligations of the Company to sell the Offered Shares being sold by it hereunder are subject to the consummation of the Acquisition (as defined in the Registration Statement). If the Acquisition is not consummated, this Agreement may be terminated by the Company upon notice to the U.S. representatives at or prior to the Closing Time, and such Termination shall be without liability of any party to any other party except as provided in Section 4 herein. Notwithstanding any such termination, the provisions of Sections 7 and 8 herein shall remain in effect.

             Section 3. Certain Covenants of the Company. The Company covenants with each U.S. Underwriter as follows:

             (a) The Company will use its best efforts to cause the Registration Statement to become effective and, if the Company elects to rely upon Rule 430A and subject to Section 3(b), will comply in all material respects with the requirements of Rule 430A and will notify you promptly, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission to amend the Registration Statement or amend or supplement any Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Offered Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes. The Company will make every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

             (b) The Company will not at any time file or make any amendment to the Registration Statement, or any amendment or supplement (i) if the Company has not elected to rely upon Rule 430A, to the Prospectuses or (ii) if the Company has elected to rely upon Rule 430A, to either the prospectus included in the Registration Statement at the time it becomes effective or to the Prospectuses, of which you shall not have previously been advised and furnished a copy or to which you or Davis Polk & Wardwell as counsel for the U.S. Underwriters shall have promptly and reasonably objected in writing.

             (c) The Company has furnished or will furnish to you and Davis Polk & Wardwell as counsel for the U.S. Underwriters, without charge, as many signed copies (as reasonably requested) of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith and signed copies of all consents and certificates of experts, as you may reasonably request and has furnished or will furnish to you, for each other U.S. Underwriter, one conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits).

             (d) The Company will deliver to each U.S. Underwriter, without charge, from time to time until the effective date of the Registration Statement (or, if the Company has elected to rely upon Rule 430A, until the time the U.S. Price Determination Agreement is executed and delivered), as many copies of each preliminary prospectus as such U.S. Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will deliver to each Underwriter, without charge, as soon as the Registration Statement shall have become effective (or, if the Company has elected to rely upon Rule 430A, as soon as practicable after the U.S. Price Determination Agreement has been executed and delivered) and thereafter from time to time as requested during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectuses (as supplemented or amended) as such U.S. Underwriter may reasonably request.

             (e) The Company will comply in all material respects with the 1933 Act and the 1933 Act Regulations, and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder so as to permit the completion of the distribution of the Offered Shares as contemplated in this Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Shares any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the U.S. Underwriters or counsel for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements.

             (f) The Company will endeavor, in cooperation with the U.S. Underwriters, to qualify the Offered Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as the Company and you may mutually agree upon and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that neither the Company nor any of the Company's Subsidiaries shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each such jurisdiction to maintain the qualification of the Offered Shares as above provided.

             (g) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement of the Company (in form complying with the provisions of Rule 158 of the 1933 Act Regulations), covering a period of 12 months beginning after the effective date of the Registration Statement but not later than the first day of the Company's fiscal quarter next following such effective date.

             (h) For a period of 90 days from the date hereof, the Company will not, without your prior written consent, which consent shall not be unreasonably withheld, directly or indirectly, sell, offer to sell, contract to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock or convertible securities, other than (i) to eligible participants in the Company's employee benefit plans pursuant to the terms thereof and to the U.S. Underwriters pursuant to this Agreement, (ii) contributions to the Company's employee benefit plans in accordance with the terms thereof, (iii) upon exercise of options or warrants to purchase Common Stock, (iv) to the International Underwriters pursuant to the International Purchase Agreement and
(v) in connection with the transactions described in the Prospectuses (including the transactions described under the caption "The Acquisition and Financing Plan" in the Prospectuses).

             (i) If the Company has elected to rely upon Rule 430A, it will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.

             (j) The Company, with respect to the offering of the Offered Shares, has complied and will comply with all of the provisions of Florida H.B. 1771, codified as Section

517.075 of the Florida Statutes, and all regulations promulgated thereunder relating to issuers doing business with Cuba.

             Section 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (a) the printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the preliminary prospectuses and the Prospectuses and any amendments or supplements thereto, and the cost of furnishing copies thereof to the U.S. Underwriters,
(b) the printing and distribution of this Agreement (including the U.S. Price Determination Agreement), the Agreement among U.S. Underwriters, the Intersyndicate Agreement, the Agreement among International Underwriters, the certificates for the U.S. Shares and the Blue Sky Survey, (c) the delivery of the certificates for the U.S. Shares to the U.S. Underwriters, (d) the fees and disbursements of the Company's counsel and accountants, (e) the costs and expenses in connection with the sale of the U.S. Shares by the Selling Shareholders as are agreed upon by the Company and the Selling Shareholders (but in no event shall the U.S. Underwriters pay any costs and expenses of the Selling Shareholders), (f) the qualification of the Offered Shares under the applicable securities laws in accordance with Section 3(f) and any filing for review of the offering with the National Association of Securities Dealers, Inc., including filing fees and reasonable fees and disbursements of Davis Polk & Wardwell as counsel for the U.S. Underwriters, in connection with such qualification of the Offered Shares and the Blue Sky Survey and (g) the listing fees and expenses incurred in connection with listing the Shares on the New York Stock Exchange.

             If this Agreement is terminated by you in accordance with the provisions of Section 5, 10(a)(i) or 12, or by the Company in accordance with the provisions of Section 2(h), the Company shall reimburse the U.S. Underwriters for all their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of Davis Polk & Wardwell as counsel for the U.S. Underwriters.

             Section 5. Conditions of U.S. Underwriters' Obligations. In addition to the execution and delivery of the U.S Price Determination Agreement, the obligations of the several U.S. Underwriters to purchase and pay for the U.S. Shares that they have respectively agreed to purchase hereunder are subject to the accuracy of the representations and warranties of the Company contained herein (including those contained in the U.S. Price Determination Agreement) or in certificates of the Company's officers delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

             (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date of this Agreement or, with your consent, at a later time and date not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time or on such later date as you may agree to in writing with the approval of a majority in interest of the several U.S. Underwriters; and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall have been threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Davis Polk & Wardwell as counsel for the U.S. Underwriters. If the Company has elected to rely upon Rule 430A, Prospectuses containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

             (b) At the Closing Time, you shall have received a signed opinion of Dewey Ballantine, counsel for the Company, dated as of the Closing Time, in form and substance reasonably satisfactory to Davis Polk & Wardwell as counsel for the U.S. Underwriters, to the effect that:

    (i) This Agreement has been duly authorized, executed and delivered by the Company.

    (ii) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with corporate power under such laws to own, lease and operate its properties and conduct its business as described in the Prospectuses.

    (iii) The Offered Shares sold by the Company pursuant to this Agreement and the International Purchase Agreement have been duly authorized and, when issued and delivered by the Company upon receipt of the payment therefor in accordance with this Agreement and the International Purchase Agreement, will be validly issued, fully paid and non-assessable. Such Offered Shares are not subject to the preemptive or other similar rights of any stockholder of the Company arising by operation of law, under the charter or bylaws of the Company or under any agreement known to such counsel to which the Company is a party.

    (iv) The Offered Shares conform in all material respects to the description thereof contained in the Prospectuses.

    (v) To the knowledge of such counsel, no authorization, approval, consent or license of any government, governmental instrumentality or court (other than under the 1933 Act and the 1933 Act Regulations, the Trust Indenture Act and the securities or blue sky laws of the various states and the securities laws of any jurisdiction in which the International Shares are offered or sold by the International Underwriters pursuant to the International Purchase Agreement), is required for the valid issuance, sale and delivery of the Offered Shares by the Company (whether to you or the Selling Shareholders upon exercise of their warrants).

    (vi) Such counsel has been informed by the Commission that the Registration Statement is effective under the 1933 Act; any required filing of the Prospectuses or any supplement thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or have been threatened by the Commission under the 1933 Act.

    (vii) The Registration Statement (including the Rule 430A Information, if applicable), the Prospectuses and each amendment or supplement to the Registration Statement and Prospectuses, as of their respective effective or issue dates (in each case, except for the financial statements, supporting schedules and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), comply as to form in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations.

    (viii) The Company is not an investment company under the Investment Company Act of 1940.

    (ix) The transactions contemplated in the Prospectuses under the heading "The Acquisition and the Financing Plan", to the extent described therein, have been duly authorized by the Company; to the knowledge of such counsel, all of the necessary consents to consummate such transactions have been obtained (other than the consent of EPIC and its Subsidiaries with respect to the Debt Redemption and other than as disclosed in the Registration Statement), except where the failure to obtain such consents would not have a material adverse effect on the consummation of the Acquisition and the Financing Plan; to the knowledge of such counsel, there has not been any violation on the part of the Company of any of the terms of such consents which violation would materially and adversely affect the consummation of the Acquisition and the Financing Plan; and to the knowledge of such counsel, except as disclosed in the Registration Statement there is no pending or, threatened legal or governmental proceedings with respect to any of the consents or the transactions described in the Prospectuses under the caption "The Acquisition and the Financing Plan" that, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the consummation of the Acquisition and the Financing Plan.

             In addition, such opinion shall state that such counsel has participated in the preparation of the Registration Statement and Prospectuses and in conferences with officers and other representatives of the Company, and your representatives and your counsel at which the contents of the Registration Statement, the Prospectuses and related matters were discussed and, although such counsel need not undertake to determine independently nor pass upon or assume any responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses on the basis of and subject to the foregoing, no facts have come to the attention of such counsel to lead such counsel to believe (A) that the Registration Statement (including the Rule 430A Information, if applicable) or any amendment thereto (except for the financial statements, supporting schedules and other financial or statistical data included therein or omitted therefrom including without limitation the pro forma financial information, and except for the information set forth under the caption "EPIC Management's Discussion and Analysis of Financial Condition and Results of Operations," as to which such counsel need express no opinion), as of the date the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) that the Prospectuses or any amendment or supplement thereto (except for the financial statements, supporting schedules and other financial or statistical data included therein or omitted therefrom including without limitation the pro forma financial information, and except for the information set forth under the caption "EPIC Management's Discussion and Analysis of Financial Condition and Results of Operations," as to which such counsel need express no opinion), at the time the Prospectuses were issued, at the time any such amended or supplemented prospectuses were issued or at the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Company's Subsidiaries and certificates of public officials.

             (c) At the Closing Time, you shall have received a signed opinion of Philip D. Wheeler, General Counsel for the Company, dated as of the Closing Time, together with reproduced copies of such opinion for each of the other U.S. Underwriters, in form and substance reasonably satisfactory to Davis Polk & Wardwell as counsel to the U.S. Underwriters, to the effect that:

    (i) The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and the Company's Subsidiaries, considered as one enterprise.

    (ii) Each of the Company's Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power under such laws to own, lease and operate its properties and conduct its business as described in the Prospectuses, or except to the extent that the failure to be in good standing would not have a material adverse effect on the Company and the Company's Subsidiaries, considered as one enterprise.

    (iii) Each of the Company's Subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and the Company's Subsidiaries, considered as one enterprise.

    (iv) The Offered Shares sold by the Company pursuant to this Agreement and the International Purchase Agreement have been duly authorized and, when issued and delivered by the Company upon receipt of the payment therefor in accordance with this Agreement and the International Purchase Agreement, will be validly issued, fully paid and non-assessable. Such Offered Shares are not subject to the preemptive or other similar rights of any stockholder of the Company arising by operation of law, under the charter or bylaws of the Company or under any agreement known to such counsel to which the Company or any of the Company's Subsidiaries is a party. The Offered Shares to be sold by each Selling Shareholder have been duly authorized and are validly issued, fully paid and non-assessable.

    (v) All of the outstanding shares of capital stock of the Company other than the Offered Shares have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any stockholder of the Company arising by operation of law, under the charter or bylaws of the Company or under any agreements known to such counsel to which the Company or any of the Company's Subsidiaries is a party.

    (vi) Based solely on an examination of relevant minute books and stock records, except as disclosed in the Prospectuses, all of the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable.

    (vii) Such counsel does not know of any statutes or regulations, or any pending or threatened legal or governmental proceedings, required to be described in the Prospectuses that are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits to the Registration Statement that are not described or filed as required.

    (viii) The statements made in the Prospectuses under "Reimbursement and Regulation", to the extent that they constitute matters of law or legal conclusions, have been reviewed by such counsel and fairly present the information disclosed therein in all material respects.

    (ix) The execution and delivery of this Agreement by the Company, the issuance and delivery of the Offered Shares by the Company (whether to you or the Selling Shareholders upon exercise of their warrants), the consummation by the Company of the Acquisition, the Subordinated Debt Offering, the Tender Offers, the Debt Redemption, the 1994 Credit Agreement and the transactions described in the ESOP Agreement and compliance by the Company with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or by-laws of the Company or any of the Company's Subsidiaries, and, to the knowledge of such counsel, do not and will not conflict with, or constitute a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien or encumbrance upon any property or assets of the Company or any of the Company's Subsidiaries under (A) any indenture, mortgage or loan agreement or any other agreement or instrument to which the Company or any of the Company's Subsidiaries is a party or by which it may be bound or to which any of their respective properties may be subject,
    (B) any existing applicable law, rule or regulation (other than the securities or blue sky laws of the various states and the securities laws of any jurisdiction in which the International Shares are offered or sold by the International Underwriters pursuant to the International Purchase Agreement, as to which such counsel need express no opinion), or (C) any judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over the Company or any of the Company's Subsidiaries or any of their respective properties, in each case, except as disclosed in the Prospectuses, and except for such conflicts, breaches or defaults or liens or encumbrances that would not have a material adverse effect on the Company and the Company's Subsidiaries, considered as one enterprise. Such counsel need express no opinion, however, as to whether the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the Acquisition, the Subordinated Debt Offering, the Tender Offers, the Debt Redemption, the 1994 Credit Agreement and the transactions described in the ESOP Agreement will constitute a violation of, or default under, any financial covenant or financial ratios contained in any of the agreements referred to in the preceding sentence.

             In addition, such opinion shall state that such counsel has participated in the preparation of the Registration Statement and Prospectuses and in conferences with officers and other representatives of the Company, and your representatives and your counsel at which the contents of the Registration Statement, the Prospectuses and related matters were discussed and, although such counsel need not undertake to determine independently nor pass upon or assume any responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses, on the basis of and subject to the foregoing, no facts have come to the attention of such counsel to lead such counsel to believe (A) that the Registration Statement (including the Rule 430A Information, if applicable) or any amendment thereto (except for the financial statements, supporting schedules and other financial or statistical data included therein or omitted therefrom including without limitation the pro forma financial information, and except for the information set forth under the caption "EPIC Management's Discussion and Analysis of Financial Condition and Results of Operations," as to which such counsel need express no opinion), as of the date the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) that the Prospectus or any amendment or supplement thereto (except for the financial statements, supporting schedules and other financial or statistical data included therein or omitted therefrom including without limitation the pro forma financial information, and except for the information set forth under the caption "EPIC Management's Discussion and Analysis of Financial Condition and Results of Operations," as to which such counsel need express no opinion), at the time the Prospectuses were issued, at the time any such amended or supplemented prospectuses were issued or at the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Company's Subsidiaries and certificates of public officials.

             (d) At the Closing Time, you shall have received a signed opinion of Stanley F. Baldwin, Esq., general counsel for EPIC, dated as of the Closing Time, together with reproduced copies of such opinion for each of the other U.S. Underwriters, in form and substance reasonably satisfactory to Davis Polk & Wardwell as counsel to the U.S. Underwriters, substantially to the effect set forth in Section 7.02(g) of the Merger Agreement. The parties hereto acknowledge and agree that no personal liability to Stanley F. Baldwin shall attach to the rendering of such opinion.

             Such counsel may state that, insofar as such opinion involves factual matters, he has relied, to the extent he deems proper, upon certificates of officers of EPIC and EPIC's Subsidiaries and certificates of public officials.

             (e) At the Closing Time, you shall have received a signed opinion of Johnson & Gibbs, P.C. (or its successor), counsel for EPIC, dated as of the Closing Time, together with reproduced copies of such opinion for each of the other U.S. Underwriters, in form and substance reasonably satisfactory to Davis Polk & Wardwell as counsel to the U.S. Underwriters, substantially in the form and to the effect set forth in Section 7.02(f) of the Merger Agreement and to the effect that:

    such firm has represented EPIC in connection with the transactions contemplated by the Merger Agreement and, although such firm has not verified, is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of any statements contained in the Registration Statement or the Prospectus, on the basis of the knowledge of such firm in connection with such representation (relying as to materiality to a large extent upon the opinions of officers and other representatives of EPIC, without independent check or verification), no fact has come to their attention that has led them to believe that the section of the Prospectuses under the heading "EPIC

    Management's Discussion and Analysis of Financial Condition and Results of Operations" contained an untrue statement of a material fact or omitted to state a material fact required to be stated in such section or necessary to make the statements in such section, in light of the circumstances under which they were made, not misleading. In making the foregoing statements in this paragraph, such firm expresses no opinion, belief or comment with respect to any financial data or information included or incorporated by reference in the aforementioned section of the Prospectuses. Such firm may advise you that it has not participated in any respect in connection with the preparation of such Prospectuses, the Registration Statements with respect thereto or the Forms 10-K or 10-Q of EPIC from which the information contained in the sections referred to above has been derived.

             (f) At the Closing Time, you shall have received a signed opinion of each of the counsels for each of the Selling Shareholders, dated as of the Closing Time, together with reproduced copies of such opinion for each of the other U.S. Underwriters, in form and substance reasonably satisfactory to Davis Polk & Wardwell as counsel to the U.S. Underwriters, to the effect that:

    (i) This Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

    (ii) The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement, the Custody Agreement and Power of Attorney signed by the Selling Shareholder and First Union National Bank of North Carolina as Custodian, and the attorneys-in-fact named therein relating to the deposit of the Shares to be sold by the Selling Shareholders and the appointment of certain individuals as the Selling Shareholders' attorneys-in-fact to the extent set forth therein (the "Custody Agreement"), will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement and Power of Attorney of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

    (iii) Such Selling Shareholder has valid marketable title to the Shares to be sold by such Selling Shareholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder.

    (iv) The Custody Agreement and the Power of Attorney has been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder.

    (v) Delivery of the Shares to be sold by such Selling Shareholder pursuant to this Agreement will pass marketable title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

    (vi) The Selling Shareholder is not an investment company under the Investment Company Act of 1940.

             (g) At the Closing Time, you shall have received signed opinions of Dewey Ballantine and Johnson & Gibbs, P.C. (or its successor), dated as of the Closing Time, together with reproduced copies of such opinions for each of the other U.S. Underwriters, in form and substance reasonably satisfactory to Davis Polk & Wardwell as counsel to the U.S. Underwriters, to the effect that neither of (i) the discharge of that portion of the principal amount of EPIC's loans to the EPIC ESOP Trust that exceeds the fair market value of the shares of the EPIC Common Stock transferred by the EPIC Trustee to EPIC, or (ii) the transfer by the EPIC Trustee to EPIC of shares of EPIC Common Stock unallocated under the EPIC ESOP in satisfaction of EPIC's loans to the ESOP Trust, each as contemplated by the Registration Statement, should constitute a violation of or result in any liability under ERISA or the Code.

             Each such counsel may (i) assume for purposes of such opinion, based on the understanding of such counsel that the Trustee has retained and received the advice of independent counsel and financial advisors, that the Trustee has complied with the applicable fiduciary requirements of ERISA and the Code and that the ESOP has received no less than adequate consideration for such shares of EPIC Common Stock, and (ii) state that, insofar as such opinion involves factual matters, it has relied, to the extent they deem proper, upon certificates of officers of EPIC and its Subsidiaries and certificates of public officials.

             (h) At the Closing Time, you shall have received the favorable opinion of Davis Polk & Wardwell as counsel for the U.S. Underwriters, dated as of the Closing Time, together with reproduced copies of such opinion for each of the other U.S. Underwriters, to the effect that the opinions delivered pursuant to Sections 5(b), (c), (d) and (e) appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you, and with respect to the incorporation and legal existence of the Company, the Offered Shares, this Agreement, the Registration Statement, the transactions contemplated under the captions "The Acquisition and Financing Plan" in the Registration Statement, the Prospectuses and such other related matters as you may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the corporate law of the State of Delaware, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Company's Subsidiaries, EPIC and EPIC's Subsidiaries and certificates of public officials.

             (i) At the Closing Time, (i) the Registration Statement and the Prospectuses, as they may then be amended or supplemented, shall conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, the Company shall have complied in all material respects with Rule 430A (if it shall have elected to rely thereon), the Registration Statement, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements in the Registration Statement not misleading, and the Prospectuses, as they may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements in the Prospectuses, in light of the circumstances under which they were made, not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectuses, any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), earnings or business affairs of the Company and the Company's Subsidiaries, considered as one enterprise, or of EPIC and EPIC's Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company, any of the Company's Subsidiaries, EPIC or any of EPIC's Subsidiaries that would be required to be set forth in the Prospectuses other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company, any of the Company's Subsidiaries, EPIC or any of EPIC's Subsidiaries before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding could reasonably be expected to materially adversely affect the condition (financial or otherwise), earnings or business affairs of the Company and the Company's Subsidiaries, considered as one enterprise, or of EPIC and EPIC's Subsidiaries, considered as one enterprise, other than as set forth in the Prospectuses, (iv) the Company shall have complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (v) the other representations and warranties of the Company set forth in Section 1(a) shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate of the President or a Vice President and the Treasurer or the Controller of the Company, dated as of the Closing Time, to such effect, but in the case of clauses (ii) and (iii) above, only with respect to the Company and the Company's Subsidiaries.

             (j) At the Closing Time, you shall have received a certificate of the chief executive officer or chief financial officer of EPIC, dated as of the Closing Time, to the effect set forth in Section 7.02(a) of the Merger Agreement.

             (k) With respect to the purchase of Offered Shares from any Selling Shareholder, such Selling Shareholder shall have complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied at or prior to the Closing Time.

             (l) On the date of this Agreement and at the Closing Time, Ernst & Young, independent public accountants with respect to the Company, shall have furnished to you letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

             (m) On the date of this Agreement and at the Closing Time, Ernst & Young, independent public accountants with respect to EPIC, shall have furnished to you letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements of EPIC and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectuses.

             (n) At the Closing Time, counsel for the U.S. Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated in this Agreement and the matters referred to in Section 5(e) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Offered Shares by the Company (whether to you or the Selling Shareholders upon exercise of their warrants) as contemplated in this Agreement shall be reasonably satisfactory in form and substance to you and to Davis Polk & Wardwell as counsel for the U.S. Underwriters.

             (o) At the Closing Time, the Company shall have consummated the Acquisition and, after giving effect to the Acquisition, is not in default under the 1992 Credit Agreement or any amendment thereto. The Company shall have provided to you and Davis Polk & Wardwell as counsel for the U.S. Underwriters copies of all documents with respect to the consummation of the Acquisition as you or Davis Polk & Wardwell may reasonably request.

             (p) With respect to the purchase of Shares from a Selling Shareholder who is not a U.S. Person, you shall have received on the Closing Date, a certificate of such Selling Shareholder who is not a U.S. Person to the effect that such Selling

Shareholder is not a U.S. Person (as defined under applicable U.S. federal tax legislation), which certificate may be in the form of a properly completed and executed United States Treasury Department Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

             (q) The International Shares to be delivered on the Closing Date pursuant to the International Purchase Agreement shall be sold simultaneously with the U.S. Shares sold hereunder.

             If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you upon notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 herein, provided, however, that failure of any Selling Shareholder to fulfill any of the conditions specified in this Section 5 shall not itself relieve the several Underwriters of their obligations to purchase and pay for the Offered Shares to be sold by the Company hereunder. Notwithstanding any such termination, the provisions of Sections 7 and 8 herein shall remain in effect.

             Section 6. Conditions to Purchase of U.S. Option Shares. In the event that the U.S. Underwriters exercise their option granted in Section 2 to purchase all or any of the U.S. Option Shares and the Date of Delivery determined by you pursuant to Section 2 is later than the Closing Time, the obligations of the several U.S. Underwriters to purchase and pay for the U.S. Option Shares that they shall have respectively agreed to purchase pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder and to the following further conditions:

             (a) The Registration Statement shall remain effective at the Date of Delivery, and at the Date of Delivery no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or to the knowledge of the Company, shall have been threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Davis Polk & Wardwell as counsel for the U.S. Underwriters.

             (b) At the Date of Delivery, the provisions of Section 5(i) shall have been complied with at and as of the Date of Delivery and, at the Date of Delivery, you shall have received (i) a certificate of the President or a Vice President and the Treasurer or the Controller of the Company in accordance with the provisions of Section 5(i), dated as of the Date of Delivery, to such effect and (ii) a Certificate of the chief executive officer or chief financial officer of EPIC in accordance with the provisions of Section 5(j), dated as of the Date of Delivery, to such effect.

             (c) At the Date of Delivery, you shall have received the favorable opinions of Dewey Ballantine, counsel for the Company, Philip D. Wheeler, general counsel for the Company, Stanley F. Baldwin, Esq., general counsel for EPIC, Johnson & Gibbs, P.C. (or its successor), counsel for EPIC, or such other counsel reasonably satisfactory to Davis Polk & Wardwell as counsel for the U.S. Underwriters together with reproduced copies of such opinions for each of the other U.S. Underwriters in form and substance satisfactory to Davis Polk & Wardwell as counsel for the U.S. Underwriters, dated as of the Date of Delivery, relating to the U.S. Option Shares and otherwise to the same effect as the opinions required by Sections 5(b), (c),
(d) and (e).

             (d) At the Date of Delivery, you shall have received the favorable opinion of Davis Polk & Wardwell, counsel for the U.S. Underwriters, dated as of the Date of Delivery, relating to the U.S. Option Shares and otherwise to the same effect as the opinion required by Section 5(h).

             (e) At the Date of Delivery, you shall have received a letter from Ernst & Young, in form and substance satisfactory to you and dated as of the Date of Delivery, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(m), except that the specified date referred to shall be a date not more than five days prior to the Date of Delivery.

             (f) At the Date of Delivery, Davis Polk & Wardwell as counsel for the U.S. Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the U.S. Option Shares as contemplated in this Agreement and the matters referred to in Section 6(d) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Date of Delivery in connection with the authorization, issuance and sale of the U.S. Option Shares as contemplated in this Agreement shall be reasonably satisfactory in form and substance to you and to Davis Polk & Wardwell as counsel for the U.S. Underwriters.

             (g) At the Date of Delivery, the Company shall have consummated the Acquisition and, after giving effect to the Acquisition, is not in default under the 1992 Credit Agreement or any amendment thereto. The Company shall have provided to you and Davis Polk & Wardwell as counsel for the U.S. Underwriters copies of all documents with respect to the consummation of the Acquisition as you or Davis Polk & Wardwell may reasonably request.

             Section 7. Indemnification. (a) The Company agrees, and the Selling Shareholders severally agree, to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act as follows:

    (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

    (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

    (iii) against any and all expense whatsoever, as incurred (including, subject to the last sentence of Section 7(c), fees and disbursements of counsel chosen by you to represent the U.S. Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that with respect to the indemnity provided by any Selling Shareholder, the indemnity shall only apply to information relating to such Selling Shareholder furnished or confirmed in writing by such Selling Shareholder for use in the Registration Statement (or any amendments thereto); and provided, further, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished or confirmed in writing to the Company by or on behalf of any Underwriter through you or the International Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto); and provided further that the foregoing indemnification with respect to any untrue statement contained in or any omission from a preliminary prospectus shall not inure to the benefit of any U.S. Underwriter (or any person controlling such U.S. Underwriter) from whom the person asserting any such losses, claims, damages, liabilities, or expenses purchased any of the Offered Shares if a copy of the Prospectus (or the Prospectus as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such U.S. Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Offered Shares to such person and the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense and provided further that in no event shall any Selling Shareholder be liable by reason of this Section 7 in an aggregate amount in excess of the gross proceeds to such Selling Shareholder from the sale of Offered Shares by such Selling Shareholder pursuant to this Agreement.

             (b) Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, the Selling Shareholders and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished or confirmed in writing to the Company by or on behalf of such U.S. Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or such preliminary prospectus or the Prospectuses (or any amendment or supplement thereto).

             (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

             Section 8. Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in Section 7 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Selling Shareholders and the U.S. Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company, one or more of the Selling Shareholders and one or more of the U.S. Underwriters, as incurred, in such proportions that (a) the U.S. Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectuses bears to the initial public offering price appearing thereon and (b) the Company and the Selling Shareholders are responsible for the balance

(with the Company and each of the Selling Shareholders responsible in proportion to the net proceeds from the Offerings (as defined in the Registration Statement) (before deducting expenses) received by each of the Company and such Selling Shareholder); provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such U.S. Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

             Section 9. Representations, Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Company, the Selling Shareholders and the U.S. Underwriters or their respective officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, any of the Selling Shareholders or any U.S. Underwriter or controlling person and will survive delivery of and payment for the Offered Shares.

             Section 10. Termination of Agreement. (a) You may terminate this Agreement, by notice to the Sellers, at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), earnings or business affairs of the Company and the Company's Subsidiaries, considered as one enterprise, or of EPIC and EPIC's Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation of existing hostilities or other calamity or crisis the effect of which is such as to make it, in your reasonable judgment, impracticable to market the U.S. Shares or enforce contracts for the sale of the U.S. Shares, or (iii) if trading in any securities of the Company has been suspended by the Commission, or if trading generally on the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission or any other governmental authority, or (iv) if a banking moratorium has been declared by either federal or New York authorities.

             (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4. Notwithstanding any such termination, the provisions of Sections 7 and 8 shall remain in effect.

             (c) This Agreement may also terminate pursuant to the provisions of Section 2(c), with the effect stated in such Section.

             Section 11. Default by One or More of the U.S. Underwriters. If one or more of the U.S. Underwriters shall fail at the Closing Time to purchase the Initial U.S. Shares that it or they are obligated to purchase pursuant to this Agreement (the "Defaulted U.S. Shares"), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted U.S. Shares in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, you have not completed such arrangements within such 24-hour period, then:

             (a) if the number of Defaulted U.S. Shares does not exceed 10% of the total number of Initial U.S. Shares, the non-defaulting U.S. Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective Initial U.S. Share underwriting obligation proportions bear to the underwriting obligation proportions of all non-defaulting U.S. Underwriters, or

             (b) if the number of Defaulted U.S. Shares exceeds 10% of the total number of Initial U.S. Shares, this Agreement shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

             No action taken pursuant to this Section shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

             In the event of any such default that does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements. As used herein, the term "U.S. Underwriter" includes any person substituted for a U.S. Underwriter under this Section 11.

             Section 12. Agreements of the Selling Shareholders. The Selling Shareholders severally agree with you and the Company:

             (a) To pay or to cause to be paid all transfer taxes with respect to the Shares to be sold by the Selling Shareholders; and

             (b) To take all reasonable actions in cooperation with the Company and the Underwriters to cause the Registration Statement to become effective at the earliest possible time, to do and perform all things to be done and performed under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

             Section 13. Default by the Company. If the Company shall fail at the Closing Time to sell and deliver the number of Offered Shares that it is obligated to sell, then this Agreement shall terminate without any liability on the part of any non-defaulting party except to the extent provided in Section
4 and except that the provisions of Sections 7 and 8 shall remain in effect.

             No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

             Section 14. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication (notices transmitted by telecopier to be promptly confirmed in writing). Notices to you or the U.S. Underwriters shall be directed to you c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281, attention of Raymond L.M. Wong; and notices to the Company shall be directed to it at 4525 Harding Road, Nashville, Tennessee 37205 (telecopier no.: (615) 298-6377), attention of Philip D. Wheeler, Esq.

             Section 15. Parties. This Agreement is made solely for the benefit of the several U.S. Underwriters and the Company and, to the extent expressed, any person controlling the Company or any of the U.S. Underwriters, and the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 11, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any of the several U.S. Underwriters of the U.S. Shares. All of the obligations of the U.S. Underwriters hereunder are several and not joint.

             Section 16. Representation of U.S. Underwriters. You will act for the several U.S. Underwriters in connection with this offering, and any action under or in respect of this Agreement taken by you as U.S.
Representatives will be binding upon all the U.S. Underwriters.

             Section 17. Governing Law and Time. This Agreement shall be governed by the laws of the State of New York. Specified times of the day refer to New York City time.

             Section 18. Counterparts. This Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

             If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company and the several U.S. Underwriters in accordance with its terms.


                                      Very truly yours,

                                      HEALTHTRUST, INC. - THE HOSPITAL
                                        COMPANY



                                      By______________________________
                                        Name:
                                        Title:


                                      EACH OF THE SELLING SHAREHOLDERS
                                      NAMED IN SCHEDULE B HERETO



                                      By______________________________
                                        Name:
                                        Title: Attorney-in-Fact


Confirmed and accepted as of
  the date first above written:

MERRILL LYNCH & CO.
  Merrill Lynch, Pierce, Fenner & Smith Incorporated
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

    By:  MERRILL LYNCH & CO.
               Merrill Lynch, Pierce, Fenner & Smith
               Incorporated



             By_________________________
               Name:
               Title:


For themselves and as U.S. Representatives of the other U.S. Underwriters named in Schedule A.

                                                                       Exhibit A

                    HEALTHTRUST, INC. - THE HOSPITAL COMPANY
                            (a Delaware corporation)

                                4,976,323 Shares

                                of Common Stock

                       U.S. PRICE DETERMINATION AGREEMENT



                                 April 28, 1994

MERRILL LYNCH & CO.
  Merrill Lynch, Pierce, Fenner & Smith Incorporated
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
  As Representatives of the several Underwriters
c/o Merrill Lynch & Co.
  Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281-1201


Dear Sirs:

             Reference is made to the U.S. Purchase Agreement dated April 28, 1994 (the "U.S. Purchase Agreement") among Healthtrust, Inc. - The Hospital Company, a Delaware corporation (the "Company"), the Selling Shareholders named in Schedule B thereto and the several U.S. Underwriters named in Schedule A thereto or hereto (the "U.S. Underwriters"), for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation are acting as representatives (the "U.S. Representatives"). The U.S. Purchase Agreement provides for the purchase by the U.S. Underwriters from the Company and the Selling Shareholders, subject to the terms and conditions set forth therein, of an aggregate of 4,976,323 shares (the "Initial U.S. Shares") of the Company's common stock, par value $.001 per share. This Agreement is the U.S. Price Determination Agreement referred to in the U.S. Purchase Agreement.

             Pursuant to Section 2 of the U.S. Purchase Agreement, the undersigned agree with the U.S. Representatives as follows:

             1. The initial public offering price per share for the Initial U.S. Shares shall be $28.25.

             2. The purchase price per share for the Initial U.S. Shares to be paid by the several U.S. Underwriters shall be $27.12, representing an amount equal to the initial public offering price set forth above, less $1.13 per share.

             The Company represents and warrants to each of the U.S. Underwriters that the representations and warranties of the Company set forth in Section 1(a) of the U.S. Purchase Agreement are accurate as though expressly made at and as of the date hereof.

             The Selling Shareholders represent and warrant to each of the U.S. Underwriters that the representation and warranties of the Selling Shareholders set forth in Section 1(d) of the U.S. Purchase Agreement are accurate as though expressly made at and as of the date hereof.

             As contemplated by Section 2 of the U.S. Purchase Agreement, attached as Schedule A is a completed list of the several U.S. Underwriters, which shall be a part of this Agreement and the U.S. Purchase Agreement.

             This Agreement shall be governed by the laws of the State of New York.

             If the foregoing is in accordance with the understanding of the U.S. Representatives of the agreement between the U.S. Underwriters and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the U.S. Purchase Agreement shall be a binding agreement among the U.S. Underwriters and the Company in accordance with its terms and the terms of the U.S. Purchase Agreement.

                                      Very truly yours,

                                      HEALTHTRUST, INC. - THE HOSPITAL
                                        COMPANY


                                      By______________________________
                                        Name:
                                        Title:


                                      EACH OF THE SELLING SHAREHOLDERS
                                      NAMED IN SCHEDULE B TO THE U.S.
                                      PURCHASE AGREEMENT


                                      By______________________________
                                        Name:
                                        Title: Attorney-in-Fact


Confirmed and accepted as of
  the date first above written:

MERRILL LYNCH & CO.
  Merrill Lynch, Pierce, Fenner & Smith Incorporated
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

    By:  MERRILL LYNCH & CO.
               Merrill Lynch, Pierce, Fenner & Smith
               Incorporated


             By_________________________
               Name:
               Title:


For themselves and as U.S. Representatives of the other U.S. Underwriters named in Schedule A attached to the U.S. Purchase Agreement.

                                   SCHEDULE A



                                                                                                              Number of
                                                                                                          Initial U.S. Shares
    Underwriter                                                                                            to be Purchased
    -----------                                                                                           -------------------
Merrill Lynch, Pierce, Fenner
  & Smith Incorporated  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  1,688,162
Donaldson, Lufkin & Jenrette
  Securities Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  1,688,161
CS First Boston Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    200,000
Salomon Brothers Inc . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . .                    200,000
Bear, Stearns & Co. Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    200,000
Dillon, Read & Co. Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    200,000
J.P. Morgan Securities Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    200,000
J.C. Bradford & Co.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    100,000
Equitable Securities Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    100,000
Johnson Rice & Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    100,000
Kemper Securities, Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    100,000
C.J. Lawrence/Deutsche Bank Securities
  Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    100,000
ScotiaMcLeod (USA) Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    100,000
                                                                                                               ---------
    Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  4,976,323
                                                                                                               =========

                                   SCHEDULE B


                                                                             SHARES OF                 SHARES OF
                                                                            COMMON STOCK              COMMON STOCK
                                                                             TO BE SOLD            TO BE SOLD TO THE
                                                                             TO THE U.S.             INTERNATIONAL
                       SELLING SHAREHOLDER                                  UNDERWRITERS               MANAGERS
                       -------------------                                  ------------              -----------
 Base Assets Trust . . . . . . . . . . . . . . . . . . . . . .                516,764                  129,191

 Commonwealth Life Insurance . . . . . . . . . . . . . . . . .                 77,600                   19,400

 Guaranty Reassurance Corporation  . . . . . . . . . . . . . .                 37,720                    9,430

 American Financial Corporation  . . . . . . . . . . . . . . .                 22,632                    5,658

 Flexi-Van Leasing, Inc. . . . . . . . . . . . . . . . . . . .                 22,632                    5,658

 Donaldson, Lufkin & Jenrette Securities Corporation . . . . .                 16,700                    4,175

 Western Financial Savings Bank  . . . . . . . . . . . . . . .                 15,088                    3,772

 Berkeley Atlantic Income Limited  . . . . . . . . . . . . . .                 11,316                    2,829

 Comdisco, Inc.  . . . . . . . . . . . . . . . . . . . . . . .                 11,316                    2,829

 Lexington Precision Corporation . . . . . . . . . . . . . . .                 11,316                    2,829

 Thomas Spiegel  . . . . . . . . . . . . . . . . . . . . . . .                 11,316                    2,829

 EQJ Partnership . . . . . . . . . . . . . . . . . . . . . . .                  8,290                    2,072

 Equitable Life Assurance Society  . . . . . . . . . . . . . .                  6,400                    1,600

 Wolfson Equities.   . . . . . . . . . . . . . . . . . . . . .                  6,000                    1,500

 American Capital High Yield Investments Inc.  . . . . . . . .                  4,795                    1,199

 John Chulick & Kathi Chulick  . . . . . . . . . . . . . . . .                  4,602                    1,150

 Berkeley Technology Investments Limited . . . . . . . . . . .                  4,526                    1,132

 General American Life Insurance Co. . . . . . . . . . . . . .                  3,772                      943

 National Western Life Insurance Co. . . . . . . . . . . . . .                  3,018                      754

 Universal Medical Buildings L.P.  . . . . . . . . . . . . . .                  3,000                      750

 South Ferry #2 L.P.   . . . . . . . . . . . . . . . . . . . .                  2,400                      600

 Christian Brothers Institute  . . . . . . . . . . . . . . . .                  2,263                      566

 Stephen Swid  . . . . . . . . . . . . . . . . . . . . . . . .                  2,263                      566

 The Westwood Group, Inc.  . . . . . . . . . . . . . . . . . .                  2,263                      566

 Worldwide Special Portfolio N.V.  . . . . . . . . . . . . . .                  2,263                      566

 American Capital Income Trust . . . . . . . . . . . . . . . .                  2,129                      532

 Merrill Lynch, Pierce, Fenner & Smith Incorporated  . . . . .                  1,509                      377

 Warren F. Langford Trust  . . . . . . . . . . . . . . . . . .                  1,056                      264

 Citizens Trust Company  . . . . . . . . . . . . . . . . . . .                    754                      189

 American Capital Life Investment Trust  . . . . . . . . . . .                    620                      155
                                                                              -------                  -------

         Total . . . . . . . . . . . . . . . . . . . . . . . .                816,323                  204,081




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